Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. 1350
(SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002)

In connection with the Quarterly Report on Form 10-Q of Atlas Technical Consultants, Inc. (the “Company”) for the quarter ended June 30, 2020, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, L. Joe Boyer, Chief Executive Officer of the Company, and I, David D. Quinn Sr., Chief Financial Officer of the Company, each certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge:

(1)	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 10, 2020	/s/ L. Joe Boyer
L. Joe Boyer
Chief Executive Officer (Principal Executive Officer)

/s/ David D. Quinn, Sr.
David D. Quinn, Sr.
Chief Financial Officer (Principal Financial Officer)